Exhibit 10.1

BloomZ Inc.

Independent Director Agreement

Dated as of October 21, 2024

This Independent Director Agreement (this “Agreement”), dated and made effective as of the date first set forth above (the “Effective Date”), is entered into by and between BloomZ Inc., an exempted company incorporated in the Cayman Islands (“Company”), and Toshiyuki Sugiyama (“Director”). The Company and Director may be referred to herein individually as a “Party” or collectively as the “Parties”.

WHEREAS, the Company has appointed the Director to the Board of Directors of Company (the “Board”) and now desires to enter into an agreement with the Director with respect to Director’s continuing service as a director of Company; and

WHEREAS the Director is willing to continue serving as a director of Company upon the terms and conditions set forth herein and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. the Parties hereby agree as follows:

1.	Defined Terms. Wherever the following terms are used in this Agreement, they shall have the meanings ascribed to them below, unless the context clearly indicates otherwise. Other capitalized terms in this Agreement are defined in the text hereof.

(a)	“Affiliate” means, with reference to Company, any other Person controlling, controlled by or under the common control of Company. For purposes hereof, the term “control” (or any equivalent term) means having ownership of more than fifty percent (50%) of the voting securities of a Person or the power, whether through voting power or otherwise, to control the management policies of such Person.

(b)	“Person” means any natural person, corporation, company, partnership (including both general and limited partnerships), limited liability company, sole proprietorship, association, joint stock company, firm, trust, trustee, joint venture, unincorporated organization, executor, administrator, legal representative or other legal entity, including any governmental authority, entity or instrumentality.

2.	Duties.

(a)	Director agrees to serve as an independent Director of the Company and to devote as much time as is reasonably necessary to perform Director’s duties as a Director of the Company, including duties as a member of one or more committees of the Board, to which the Director may hereafter be appointed. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors. The Company acknowledges that Director currently holds other positions (“Other Employment”) and agrees that Director may maintain such positions. The Company also acknowledges that Director may from time to time provide consulting or advisory services for business entities other than the Company which are not competitors of the Company and that Director may sit on the board of directors of other entities, subject to any limitations set forth by the Sarbanes-Oxley Act of 2002 and applicable fiduciary duties owed to the Company, and limitations related thereto, including those provided by any exchange or quotation service on which the Company’s common stock is listed or traded. Notwithstanding the same, the Director will provide the Company with prior written notice of any future commitments to such entities which are material in nature and use reasonable business efforts to coordinate Director’s respective commitments so as to fulfill Director’s obligations to the Company and, in any event, will fulfill Director’s legal obligations as a director. Other than as set forth above, the Director will not, without the prior notification to the Board, engage in any other business activity which could materially interfere with the performance of Director’s duties, services and responsibilities hereunder or which is in violation of the reasonable policies established from time to time by the Company, provided that the foregoing shall in no way limit Director’s activities on behalf of (i) any current employer and its Affiliates or (ii) the board of directors of any entities on which Director currently sits. At such time as the Board receives such notification, the Board may require the resignation of the Director if it determines that such business activity does in fact materially interfere with the performance of the Director’s duties, services and responsibilities hereunder. The Company currently intends to hold at least one regular meeting of the Board and each Committee each quarter, together with additional meetings of the Board and Committees as may be required by the business and affairs of the Company. Director shall be given reasonable advance notice of such meetings and they will be scheduled at times when Director is available. Director shall make reasonable business efforts to attend (either in person or telephonically) all Board meetings and all pre-scheduled Board committees and subcommittees as reasonably requested and agreed upon by the Board and make himself available to the Company at mutually convenient times and places, as appropriate and convenient.

(b)	Director is an “independent director” with respect to the Company (as such term has been construed under Cayman Islands law with respect to directors of Cayman Islands companies and the OTC Markets, the NASDAQ Stock Exchange and the New York Stock Exchange). Director confirms that, as of the Effective Date, to Director’s knowledge, (a) Director does not possess material business, close personal relationships or other affiliations, or any history of any such material business, close personal relationships or other affiliations, with the Company’s significant equity or debt holders or any of their respective corporate Affiliates that would cause Director to be unable to (i) exercise independent judgment based on the best interests of the Company or (ii) make decisions and carry out Director’s responsibilities as a Director of the Company, in each case in accordance with the terms of the Articles of Association of the Company (the “Articles”) and applicable law, and (b) Director has no existing relationship or affiliation of any kind with any entity Director known to be a competitor of the Company.

(c)	In addition to Director’s service on the Board, Director agrees that, if so selected by the Board, Director shall serve on certain committees of the Board.

(d)	By execution of this Agreement, Director accepts Director’s appointment or election as an independent Director of the Company, and agrees to serve in such capacity, subject to the terms of this Agreement and the Articles, until Director’s successor is duly elected and qualified or until Director’s earlier death, resignation or removal. The Parties acknowledge and agree that Director is being engaged to serve as an independent Director of the Company only and is not being engaged to serve, and shall not serve, the Company in any other capacity.

(e)	Director’s status during the Term (as defined below) shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director hereunder shall be made or provided without withholding or deduction of any kind, except for Japanese withholding tax as required by applicable law, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

3.	Term. The term of this Agreement shall continue from the Effective Date until the earliest of (a) such time as Director resigns or is removed in accordance with the Articles, and (b) the death of the Director (the “Term”).

4.	Compensation. For all services to be rendered by Director hereunder, and so long as Director remains a Director of the Company, the Company shall, during the Term, pay to Director the compensation and reimbursement of expenses as set forth in this Section 3.

(a)	During the Term, Director shall be paid in cash the sum of US$18,000 annually for Director’s service as a director of the Company, to be paid monthly, at the rate of US$1,500 per calendar month, with any factional calendar months to be pro-rated. The Parties acknowledge and agree that, until the Company has established a bank account, the fees as set forth in this Section 4(a) may be paid by the subsidiary of the Company.

(b)	In addition to the cash fees as set forth in Section 4(a), the Company may grant to Director certain shares of the Company (the “Shares”) or other options or awards related thereto, as may be determined by the Board or a committee thereof (as applicable, the “Equity Awards”). The Director makes the representations and warranties as set forth in Section 8 with respect to any Equity Awards made.

(c)	Company shall reimburse Director for all reasonable out-of-pocket expenses incurred by Director in attending any in-person meetings or incurred in good faith in connection with the performance of the Director’s duties for the Company, provided that Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses.

5.	Confidentiality.

(a)	Definition. For purposes of this Agreement, “Confidential Information” shall mean all Company Work Product (as hereinafter defined) and all non-public written, electronic, and oral information or materials of Company communicated to or otherwise obtained by Director in connection with this Agreement, which is related to the products, business and activities of Company, its Affiliates, and subsidiaries, and their respective customers, clients, suppliers, and other entities with which such party does business, including: (i) all costing, pricing, technology, software, documentation, research, techniques, procedures, processes, discoveries, inventions, methodologies, data, tools, templates, know how, intellectual property and all other proprietary information of Company; (ii) the terms of this Agreement; and (iii) any other information identified as confidential in writing by Company. Confidential Information shall not include information that: (a) was lawfully known by Director without an obligation of confidentiality before its receipt from Company; (b) is independently developed by Director without reliance on or use of Confidential Information; (c) is or becomes publicly available without a breach by Director of this Agreement; or (d) is disclosed to Director by a third party which is not required to maintain its confidentiality. An “Affiliate” of a Party shall mean any entity directly or indirectly controlling, controlled by, or under common control with, such Party at any time during the Term for so long as such control exists.

(b)	Company Ownership. Company shall retain all right, title, and interest to the Confidential Information, including all copies thereof and all rights to patents, copyrights, trademarks, trade secrets and other intellectual property rights inherent therein and appurtenant thereto. Subject to the terms and conditions of this Agreement, Company hereby grants Director a non-exclusive, non-transferable, license during the Term to use any Confidential Information solely to the extent that such Confidential Information is necessary for the performance of Director’s duties hereunder. Director shall not, by virtue of this Agreement or otherwise, acquire any proprietary rights whatsoever in Confidential Information, which shall be the sole and exclusive property and confidential information of Company. No identifying marks, copyright or proprietary right notices may be deleted from any copy of Confidential Information. Nothing contained herein shall be construed to limit the rights of Company from performing similar services for, or delivering the same or similar deliverable to, third parties using the Confidential Information and/or using the same personnel to provide any such services or deliverables.

(c)	Confidentiality Obligations. Director agrees to hold the Confidential Information in confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such Confidential Information to any Person or to use the Confidential Information for any purposes whatsoever, without the express written permission of Company, other than disclosure to Director’s, partners, principals, directors, officers, employees, subcontractors and agents on a “need-to-know” basis as reasonably required for the performance of Director’s obligations hereunder or as otherwise agreed to herein. Director shall be responsible to Company for any violation of this Section 5 by Director’s employees, subcontractors, and agents. Director shall maintain the Confidential Information with the same degree of care, but no less than a reasonable degree of care, as Director employs concerning Director’s own information of like kind and character.

(d)	Required Disclosure. If Director is requested to disclose any of the Confidential Information as part of an administrative or judicial proceeding, Director shall, to the extent permitted by applicable law, promptly notify Company of that request and cooperate with Company, at Company’s expense, in seeking a protective order or similar confidential treatment for the Confidential Information. If no protective order or other confidential treatment is obtained, Director shall disclose only that portion of Confidential Information which is legally required and will reasonably support, at Company’s expense, all reasonable efforts by the Company to obtain reliable assurances that confidential treatment will be accorded the Confidential Information which is required to be disclosed.

(e)	Enforcement. Director acknowledges that the Confidential Information is unique and valuable, and that remedies at law will be inadequate to protect Company from any actual or threatened breach of this Section 5 by Director and that any such breach may cause irreparable and continuing injury to Company. Therefore, Director agrees that Company shall be entitled to seek equitable relief with respect to the enforcement of this Section 5 without any requirement to post a bond, including, without limitation, injunction and specific performance, without proof of actual damages or exhausting other remedies, in addition to all other remedies available to Company at law or in equity. For greater clarity, in the event of a breach or threatened breach by Director of any of the provisions of this Section 5, in addition to and not in limitation of any other rights, remedies or damages available at law or in equity, Company shall be entitled to a permanent injunction or other like remedy in order to prevent or restrain any such breach or threatened breach by Director, and Director agrees that an interim injunction may be granted against Director immediately on the commencement of any action, claim, suit or proceeding by Company to enforce the provisions of this Section 5, and Director further irrevocably consents to the granting of any such interim or permanent injunction or any like remedy. If any action at law or in equity is necessary to enforce the terms of this Section 5(e), Director, if Director is determined to be at fault, shall pay Company’s reasonable legal fees and expenses on a substantial indemnity basis.

(f)	Related Duties. Director shall: (i) promptly destroy or deliver to Company upon Company’s request all materials in Director’s possession which contain Confidential Information; (ii) use Director’s best efforts to prevent any unauthorized use or disclosure of the Confidential Information; (iii) notify Company in writing immediately upon discovery of any such unauthorized use or disclosure; and (iv) cooperate in every reasonable way to regain possession of any Confidential Information and to prevent further unauthorized use and disclosure thereof.

(g)	Legal Exceptions. Further notwithstanding the foregoing provisions of this Section 5, Director may disclose confidential information as may be expressly required by law, governmental rule, regulation, executive order, court order, or in connection with a dispute between the Parties; provided that prior to making any such disclosure, subject to applicable law, Director shall use Director’s best efforts to: (i) provide Company with prior written notice as soon as reasonably possible setting forth with specificity the reason(s) for such disclosure, supporting documentation therefor, and the circumstances giving rise thereto; and (ii) limit the scope and duration of such disclosure to the strictest possible extent.

(h)	Limitation. Except as specifically set forth herein, no licenses or rights under any patent, copyright, trademark, or trade secret are granted by Company to Director hereunder, or are to be implied by this Agreement. Except for the restrictions on use and disclosure of Confidential Information imposed in this Agreement, no obligation of any kind is assumed or implied against either Party or their Affiliates by virtue of meetings or conversations between the Parties hereto with respect to the subject matter stated above or with respect to the exchange of Confidential Information. Each Party further acknowledges that this Agreement and any meetings and communications of the Parties and their Affiliates relating to the same subject matter shall not: (i) constitute an offer, request, invitation or contract with the other Party to engage in any research, development or other work; (ii) constitute an offer, request, invitation or contract involving a buyer-seller relationship, joint venture, teaming or partnership relationship between the Parties and their Affiliates; or (iii) constitute a representation, warranty, assurance, guarantee or inducement with respect to the accuracy or completeness of any Confidential Information or the non-infringement of the rights of third persons.

6.	Intellectual Property Rights.

(a)	Disclosure of Work Product. As used in this Agreement, the term “Work Product” means any invention, whether or not patentable, know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or any copyrightable or patentable works. Director agrees to disclose promptly in writing to Company, or any Person designated by Company, all Work Product that is solely or jointly conceived, made, reduced to practice, or learned by Director as a result of Director’s services as a director to the Company (“Company Work Product”). Director agrees (a) to use Director’s best efforts to maintain such Company Work Product in trust and strict confidence; (b) not to use Company Work Product in any manner or for any purpose not expressly set forth in this Agreement; and (c) not to disclose any such Company Work Product to any third party without first obtaining Company’s express written consent on a case-by-case basis.

(b)	Ownership of Company Work Product. Director agrees that any and all Company Work Product conceived, written, created or first reduced to practice as a result of Director’s services as a director to the Company shall be deemed “work for hire” under applicable law and shall be the sole and exclusive property of Company.

(c)	Assignment of Company Work Product. Director irrevocably assigns to Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Except as set forth below, Director retains no rights to use the Company Work Product and agrees not to challenge the validity of Company’s ownership in the Company Work Product. Director hereby grants to Company a perpetual, non-exclusive, fully paid-up, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and display in any form or medium whether now known or later developed, distribute, make, use and sell any and all Director owned or controlled Work Product or technology that Director uses to complete the services and which is necessary for Company to use or exploit the Company Work Product.

(d)	Assistance. Director agrees to reasonably cooperate with Company or its designee(s), both during and after the Term and at Company’s sole expense, in the procurement and maintenance of Company’s rights in Company Work Product and to execute, when requested, any other documents deemed necessary by Company to carry out the purpose of this Agreement. Director will reasonably assist Company, at Company’s sole expense, to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Work Product in any and all countries. Director’s obligation to assist Company with respect to Proprietary Rights relating to such Company Work Product in any and all countries shall continue beyond the termination of this Agreement, but Company shall compensate Director at a reasonable rate to be mutually agreed upon for the time actually spent by Director at Company’s request on such assistance.

7.	Director’s Representation and Acknowledgment. Director represents to the Company that Director’s execution and performance of this Agreement is not in violation of any agreement or obligation (whether or not written) that Director may have with or to any Person, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any shareholder of Company or any of any of its Affiliate or subsidiary companies with respect to any matter arising under this Agreement.

8.	Representations and Warranties Related to Securities. The Equity Awards and any Shares or other securities of the Company that may be issued or granted to the Director hereunder or pursuant to any other agreement between the Company and the Director in connection with the transactions contemplated herein may be referred to as the “Securities”, and Director represents and warrants to the Company as set forth in this Section 8 with respect to the Securities and Director’s receipt thereof, as of the Effective Date and as of the date of any issuance or granting of any Securities.

(a)	Director hereby represents that the Securities awarded pursuant to this Agreement are being acquired for Director’s own account and not for sale or with a view to distribution thereof. Director acknowledges and agrees that any sale or distribution of Securities which have vested may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. Director hereby consents to such action as the Board or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Securities (whether or not the Restrictions applicable thereto have lapsed) and delivering stop transfer instructions to the Company’s stock transfer agent.

(b)	Director understands that the Securities are being offered and sold to Director in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Director’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Director set forth herein in order to determine the availability of such exemptions and the eligibility of the Director to acquire the Securities.

(c)	Director has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Director requested and deemed material to making an informed investment decision regarding Director’s acquisition of the Securities. Director has been afforded the opportunity to review such documents and materials and the information contained therein. Director has been afforded the opportunity to ask questions of the Company and its management. Director understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Director understands and represents that Director is acquiring the Securities notwithstanding the fact that the Company may disclose in the future certain material information that the Director has not received. Director has sought such accounting, legal and tax advice as Director has considered necessary to make an informed investment decision with respect to Director’s investment in the Securities. Director has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Director, either personally, or together with Director’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear the risks of an investment in the Securities and understands the risks of, and other considerations relating to, a purchase of the Securities. The Director and Director’s advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Securities. Director’s financial condition is such that Director is able to bear the risk of holding the Securities that Director may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of Director’s entire investment in the Company. Director has investigated the acquisition of the Securities to the extent Director deemed necessary or desirable and the Company has provided Director with any reasonable assistance Director has requested in connection therewith. No representations or warranties have been made to Director by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.

(d)	Director also acknowledges and agrees that an investment in the Securities is highly speculative and involves a high degree of risk of loss of the entire investment in the Company and there is no assurance that a public market for the Securities will ever develop and that, as a result, Director may not be able to liquidate Director’s investment in the Securities should a need arise to do so. Director is not dependent for liquidity on any of the amounts Director is investing in the Securities. Director has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Director understands that the representations and warranties herein are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the issuance and sale of the Securities under the federal and state securities laws and for other purposes.

(e)	Director understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f)	Director understands that until such time as the Securities have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

9.	Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

10.	Assignment. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect, provided that, notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder.

11.	No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the Parties hereto.

12.	Entire Agreement; Effectiveness of Agreement. This Agreement and any other agreement entered into by and between the Company and Director with respect to any Equity Awards set forth the entire agreement of the Parties hereto with respect to the subject matter herein and shall supersede any and all prior agreements and understandings between the Director and the Company. This Agreement may be changed only by a written document signed by the Director and the Company.

13.	Survival. The provisions of Section 5, Section 6, and Section 10 through Section 22, inclusive, shall survive any termination or expiration of this Agreement, and provided that any expiration or termination of this Agreement shall not excuse a Party from compliance with, or fulfillment of, any obligations or conditions which arose prior to such expiration or termination.

14.	Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

15.	Director and Officer Insurance; Indemnification; Governing Law and Waiver of Jury Trial.

(a)	Director shall be covered by the Company’s insurance policy or policies providing directors’ and officers’ liability insurance, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the Cayman Islands and other applicable law and the Articles, and as provided by, or granted pursuant to, agreement, vote of shareholders or disinterested directors or otherwise.

(b)	All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined, and this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Cayman Islands, and for all purposes shall be construed in accordance with the laws of the Cayman Islands, without giving effect to the choice of law provisions of such state.

(c)	EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THIS AGREEMENT SHALL BE COMMENCED SOLELY IN THE STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY, NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE SELECTED COURTS FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THE RIGHTS OF A PARTY UNDER THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH SELECTED COURTS, OR SUCH SELECTED COURTS ARE IMPROPER OR INCONVENIENT VENUE FOR SUCH PROCEEDING. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(d)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(d).

(e)	If any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

16.	General Remedies. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party, and thus each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

17.	Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and the transactions contemplated herein.

18.	Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received or nationally recognized overnight courier service, addressed as set forth below or to such other address as either Party shall have furnished to the other in writing in accordance herewith. All notices, requests, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, and (iii) on receipt of confirmed delivery, if sent by email.

If to the Company:

BloomZ Inc.

Attn: Kazusa Aranami

4-5-19-1, Akasaka, Minato-ku,

Tokyo, 1070052, Japan,

Email: kazusa.admin@bloomz-inc.com

If to Director, to the address for notice as set forth in the books and records of the Company.

19.	Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

20.	Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement, or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

21.	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

BloomZ Inc.

By:
Name:	Kazusa Aranami
Title:	Chief Executive Officer

Independent Director

By:
Name:	Toshiyuki Sugiyama

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